EXHIBIT 32

Certification of Chief Executive Officer and
Acting Chief Financial Officer

The undersigned, Michael A. Grollman, Chairman of the Board of Directors, Chief Executive Officer and Acting Chief Financial Officer of National Scientific Corporation (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 14th day of August, 2008.

/s/ Michael A. Grollman
Michael A. Grollman Chairman, Chief Executive Officer, and Acting Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.